EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: SANDY PFAFF
July 20, 2009	415-633-3224
spfaff@peppercom.com

BANK OF MARIN BANCORP ANNOUNCES SOLID SECOND QUARTER EARNINGS
BANK REPORTS STRONG YEAR OVER YEAR DEPOSIT AND LENDING GROWTH; REMAINS WELL CAPITALIZED

Novato, CA--- Bank of Marin Bancorp (“Bancorp”, Nasdaq: BMRC) announced second  quarter 2009 earnings of $3.1 million, compared to $3.4 million in the second quarter of 2008 and $3.2 million in the first quarter of 2009. Diluted earnings per share were $0.60 in the second quarter of 2009, compared to $0.65 in the second quarter of 2008, and $0.37 in the first quarter of 2009.

Earnings for the six-month period ended June 30, 2009 totaled $6.4 million, compared to $6.7 million for the same period a year ago.  Diluted earnings per share for the six-month period ended June 30, 2009 totaled $0.97, compared to $1.27 for the same period a year ago.  The earnings per common share for the first half of 2009 were reduced by $0.25 as a result of the non-recurring accelerated accretion of the redemption premium resulting from Bancorp’s early repurchase of the preferred stock that had been issued to the U.S. Department of the Treasury (the “Treasury”) under the voluntary Capital Purchase Program (“CPP”) discussed below, and dividends on the preferred stock. Further, earnings reflected a special assessment imposed by the Federal Deposit Insurance Corporation (“FDIC”) of $496 thousand in the second quarter of 2009, which reduced diluted earnings per share by $0.06 for the second quarter and six-month period ended June 30, 2009.

“In a challenging economic time, we continue to produce strong financial results, which are a direct result of our commitment to the fundamentals of responsible, sound banking,” said Russell A.Colombo, President and Chief Executive Officer. “We have always operated as a relationship-based community bank in the markets we know, which has led to solid growth in loans and deposits with a manageable level of credit risk.”

Loans totaled $909.6 million at June 30, 2009, which represents an increase of $110.1 million, or 13.8%, over June 30, 2008.  The mix of loans reflects an increase in the percentage of home equity lines of credit, as well as a slight decrease in commercial real estate loans.  In the second quarter of 2009 and 2008, Bancorp’s loan loss provision totaled $0.7 million and $0.5 million, respectively.  The provision for loan losses totaled $1.9 million and $1.1 million in the first half of 2009 and 2008, respectively. The increase in the provision for loan losses reflects the identification of specific reserves on certain non-accrual loans, primarily resulting from the softening of the real estate market. The allowance for loan losses as a percentage of loans totaled 1.11% at June 30, 2009 compared to 1.07% a year ago. The increase in the allowance for loan losses as a percentage of loans primarily reflects an increased factor for economic uncertainty.

Non-performing loans totaled $5.9 million, or 0.6% of Bancorp’s loan portfolio at June 30, 2009 compared to $7.4 million or 0.8% at March 31, 2009 and compared to $236 thousand a year ago. “While we have experienced a higher-than-historical level of non-accrual loans, they remain at a very manageable level.  Our credit quality outperforms California and national banking industry trends due to our strong underwriting standards, early detection of issues and active monitoring of loans,” said Christina J. Cook, Chief Financial Officer.  Loans past due 30 to 89 days totaled $7.2 million at June 30, 2009 compared to $11.7 million at March 31, 2009 and $1.3 million a year ago.  Approximately 94% of the balance at June 30, 2009 represents collateralized loans which Management believes are adequately secured with minimal loss exposure.

Deposits totaled $922.6 million at June 30, 2009, which represents an increase of $121.4 million, or 15.2% over June 30, 2008.  “Our deposit growth reflects the confidence and trust our customers place in us, and our efforts to build strong, long-standing partnerships with our customers,” said Colombo. “Core deposit growth has provided valuable liquidity to support our asset growth.”

Bancorp’s total risk-based capital totaled 11.7% at June 30, 2009 after repayment of the TARP capital. “Our capital levels continue to exceed regulatory standards for well-capitalized institutions,” said Cook. “Our focus on being well-capitalized has helped us through a challenging economic climate and will position us well for the future.”

In March 2009, Bancorp repurchased all 28,000 shares of preferred stock issued to the Treasury on December 5, 2008 as part of the CPP.  A total of $28.2 million was paid to the Treasury, including accrued dividends of $179 thousand. The CPP was established by the Treasury pursuant to the Troubled Asset Relief Program (“TARP”).  Warrants that were issued to the Treasury as part of TARP to purchase 154,242 shares of common stock at a per share exercise price of $27.23 remain outstanding. On June 26, 2009, the Treasury issued guidance on the process banks can use to repurchase warrants under the CPP. Bancorp currently does not intend to repurchase the warrants from the Treasury under these guidelines.

Net interest income of $13.0 million in the quarter ended June 30, 2009 increased $1.1 million, or 9.4%, from the same period last year, and the year-to-date amount for 2009 increased $2.6 million, or 11.4% from the same period last year. The increases reflect growth in interest-earning assets and a reduced cost of funds, partially offset by decreased loan yields in a lower-rate environment. The tax-equivalent net interest margin was 5.13% in the second quarter of 2009 compared to 5.52% in the second quarter of 2008 and 5.15% in the first half of 2009 compared to 5.46% in the first half of 2008.  Decreases in the tax-equivalent net interest margin were primarily due to the downward re-pricing of our loan portfolio in a declining rate environment and to a lesser extent, interest foregone on non-accrual loans (representing an eight-basis point and a seven-basis point impact on the net interest margin in the quarter and six months ended June 30, 2009, respectively).

Non-interest income totaled $1.3 million in the second quarter of 2009, essentially unchanged from the same period last year. Excluding the $457 thousand pre-tax non-recurring gain on the sale of Visa Inc. shares in the first quarter of 2008 discussed below, non-interest income of $2.5 million for the first six months of 2009 is essentially unchanged from the same period last year.

Non-interest expense totaled $8.6 million in the second quarter of 2009 and $16.2 million in the first half of 2009.  Excluding the first quarter 2008 reversal of the $242 thousand Visa Inc. litigation liability discussed below, non-interest expense in the first half of 2009 increased $1.8 million, or 12.3%, from the same period a year ago. The increase reflected $914 thousand more in FDIC premiums related to a significantly higher FDIC premium assessment rate (including a one-time special assessment of 5 basis points on total assets minus Tier 1 capital as of June 30, 2009) and increased deposits levels. The increase also reflects higher personnel costs associated with branch expansion, operational losses, increased legal fees in connection with our participation and termination in the CPP program, as well as costs associated with non-accrual loans, partially offset by lower data processing and information technology costs.

Net income for the first six months of 2008 included a pre-tax non-recurring gain of $457 thousand recorded in the first quarter related to the mandatory redemption of a portion of Bank of Marin’s shares in Visa Inc., and the reversal of a pre-tax charge of $242 thousand that was originally recorded in the fourth quarter of 2007, for the potential obligation to Visa Inc. in connection with certain litigation indemnifications provided to Visa Inc. by Visa member banks. These two non-recurring items positively impacted diluted earnings per share for the first six months of 2008 by $0.08.

About Bank of Marin Bancorp

Bank of Marin Bancorp’s assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bancorp, operates twelve branch offices in California and a commercial loan production office in San Francisco. The Bank’s Administrative offices are located in Novato, California and its Wealth Management Services are located in Corte Madera, Novato and Petaluma, California.  Bank of Marin is included in the Russell 2000 Small-Cap Index and has received a superior five-star rating from Bauer Financial for 40 consecutive quarters, including being named to the Bauer Financial recommended list for 69 quarters (www.bauerfinancial.com). Bank of Marin has been recognized as one of the “Best Places to Work in the Bay Area” and one of the “Top Corporate Philanthropists” by the San Francisco Business Times. For more information, visit Bank of Marin at www.bankofmarin.com.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the current financial turmoil in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
June 30, 2009

SECOND QUARTER	QTR 2009	QTR 2008	CHANGE	% CHANGE

NET INCOME	$3,133,000	$3,386,000	$(253,000)	(7.5%)

DILUTED EARNINGS PER COMMON SHARE	$0.60	$0.65	$(0.05)	(7.7%)

RETURN ON AVERAGE ASSETS (ROA)	1.16%	1.48%	(0.32%)	(21.6%)

RETURN ON AVERAGE EQUITY (ROE)	12.25%	14.73%	(2.48%)	(16.8%)

EFFICIENCY RATIO	60.11%	54.14%	5.97%	11.0%

TAX-EQUIVALENT NET INTEREST MARGIN	5.13%	5.52%	(0.39%)	(7.1%)

YEAR TO DATE	YTD 2009	YTD 2008	CHANGE	% CHANGE

NET INCOME	$6,362,000	$6,662,000	$(300,000)	(4.5%)

DILUTED EARNINGS PER SHARE	$0.97	$1.27	$(0.30)	(23.6%)

RETURN ON ASSETS (ROA)	1.20%	1.48%	(0.28%)	(18.9%)

RETURN ON EQUITY (ROE)	11.16%	14.68%	(3.52%)	(24.0%)

EFFICIENCY RATIO	56.99%	54.01%	2.98%	5.5%

TAX-EQUIVALENT NET INTEREST MARGIN	5.15%	5.46%	(0.31%)	(5.7%)

AT PERIOD END	June 30, 2009	June 30, 2008	CHANGE	% CHANGE

TOTAL ASSETS	$1,094,359,000	$952,539,000	$141,820,000	14.9%

TOTAL DEPOSITS	$922,605,000	$801,220,000	$121,385,000	15.2%

TOTAL LOANS	$909,614,000	$799,510,000	$110,104,000	13.8%

TOTAL NON-PERFORMING LOANS	$5,909,000	$236,000	$5,673,000	2403.8%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$7,228,000	$1,319,000	$5,909,000	448.0%

LOAN LOSS RESERVE TO LOANS	1.11%	1.07%	0.04%	3.7%

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	1.7	x	36.3	x	(34.6	)x	(95.3%)

STOCKHOLDERS' EQUITY	$103,587,000	$92,547,000	$11,040,000	11.9%

BOOK VALUE PER SHARE	$19.90	$18.00	$1.90	10.6%

TOTAL CAPITAL TO ASSETS	9.47%	9.72%	(0.25%)	(2.6%)

TOTAL RISK BASED CAPITAL RATIO-BANK*	11.6%	11.6%	0.00%	0.0%

TOTAL RISK BASED CAPITAL RATIO-BANCORP*	11.7%	11.8%	(0.1%)	(0.8%)

*Current period estimated

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at June 30, 2009, March 31, 2009 and June 30, 2008

(in thousands, except share data; unaudited)	June 30, 2009	March 31, 2009	June 30, 2008

Assets
Cash and due from banks	$46,376	$19,587	$30,355
Fed funds sold	300	---	800
Cash and cash equivalents	46,676	19,587	31,155

Investment securities
Held to maturity, at amortized cost	30,655	26,978	19,476
Available for sale (at fair market value; amortized cost $75,012, $75,127 and $73,577at June 30, 2009, March 31, 2009 and June 30, 2008, respectively)	76,365	76,369	72,999
Total investment securities	107,020	103,347	92,475

Loans, net of allowance for loan losses of $10,135, 10,289, and $8,555 at June 30, 2009, March 31, 2009 and June 30, 2008,respectively	899,479	911,270	790,955
Bank premises and equipment, net	7,883	8,032	8,635
Interest receivable and other assets	33,301	32,592	29,319

Total assets	$1,094,359	$1,074,828	$952,539

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$237,571	$218,455	$219,684
Interest bearing
Transaction accounts	88,353	89,873	76,839
Savings and money market	437,713	405,370	422,834
CDARS® reciprocal time	60,234	50,589	1,352
Other time	98,734	95,162	80,511
Total deposits	922,605	859,449	801,220

Federal funds purchased and Federal Home Loan Bank borrowings	55,000	99,100	46,800
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	8,167	10,992	6,972

Total liabilities	990,772	974,541	859,992

Stockholders' Equity
Common stock, no par value
Authorized - 15,000,000 shares
Issued and outstanding - 5,205,538 shares, 5,154,430 shares, and 5,140,351 shares at June 30, 2009, March 31, 2009 and June 30, 2008, respectively	53,047	52,221	50,679
Retained earnings	49,755	47,346	42,203
Accumulated other comprehensive income (loss), net	785	720	(335)

Total stockholders' equity	103,587	100,287	92,547

Total liabilities and stockholders' equity	$1,094,359	$1,074,828	$952,539

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended June 30, 2009, March 31, 2009 and June 30, 2008

(in thousands, except per share amounts; unaudited)	June 30, 2009		March 31, 2009	June 30, 2008

Interest income
Interest and fees on loans		$13,623	$13,462		$13,400
Interest on investment securities
Securities of U.S. Government agencies		809	868		882
Obligations of state and political subdivisions (tax exempt)		287	246		183
Corporate debt securities and other		115	1		78
Interest on Federal funds sold		3	---		1
Total interest income		14,837	14,577		14,544

Interest expense
Interest on interest bearing transaction accounts		31	24		96
Interest on savings and money market deposits		817	790		1,583
Interest on CDARS® reciprocal time deposits		183	181		4
Interest on other time deposits		397	413		650
Interest on borrowed funds		376	361		302
Total interest expense		1,804	1,769		2,635

Net interest income		13,033	12,808		11,909
Provision for loan losses		700	1,185		510
Net interest income after provision for loan losses		12,333	11,623		11,399

Non-interest income
Service charges on deposit accounts		432	435		430
Wealth Management Services		351	316		310
Other income		490	486		539
Total non-interest income		1,273	1,237		1,279

Non-interest expense
Salaries and related benefits		4,418	4,346		4,035
Occupancy and equipment		842	777		793
Depreciation and amortization		336	350		327
FDIC insurance		832	317		112
Data processing		392	381		430
Professional services		395	423		419
Other expense		1,385	963		1,024
Total non-interest expense		8,600	7,557		7,140
Income before provision for income taxes		5,006	5,303		5,538

Provision for income taxes		1,873	2,074		2,152
Net income		$3,133	$3,229		$3,386

Preferred stock dividends and accretion	$	---	$(1,299)	$	---
Net income available to common stockholders		$3,133	$1,930		$3,386

Net income per common share:
Basic		$0.61	$0.38		$0.66
Diluted		$0.60	$0.37		$0.65

Weighted average shares used to compute net income per common share:
Basic		5,164	5,146		5,139
Diluted		5,214	5,184		5,226

Dividends declared per common share		$0.14	$0.14		$0.14

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the six months ended June 30, 2009 and June 30, 2008

(in thousands, except per share amounts - unaudited)	June 30, 2009	June 30, 2008

Interest income
Interest and fees on loans	$27,085		$26,712
Interest on investment securities
Securities of U.S. Government agencies	1,677		1,749
Obligations of state and political subdivisions (tax exempt)	533		344
Corporate debt securities and other	116		167
Interest on Federal funds sold	3		113
Total interest income	29,414		29,085

Interest expense
Interest on interest bearing transaction accounts	55		184
Interest on savings and money market deposits	1,607		3,774
Interest on CDARS® reciprocal time deposits	364		5
Interest on other time deposits	810		1,400
Interest on borrowed funds	737		523
Total interest expense	3,573		5,886

Net interest income	25,841		23,199
Provision for loan losses	1,885		1,125
Net interest income after provision for loan losses	23,956		22,074

Non-interest income
Service charges on deposit accounts	867		836
Wealth Management Services	667		646
Net gain on redemption of shares in Visa, Inc.	---		457
Other income	976		1,042
Total non-interest income	2,510		2,981

Non-interest expense
Salaries and related benefits	8,764		8,193
Occupancy and equipment	1,619		1,561
Depreciation and amortization	686		645
FDIC insurance	1,149		235
Data processing	773		875
Professional services	818		825
Other expense	2,348		1,807
Total non-interest expense	16,157		14,141
Income before provision for income taxes	10,309		10,914

Provision for income taxes	3,947		4,252
Net income	$6,362		$6,662

Preferred stock dividends and accretion	$(1,299)	$	---
Net income available to common stockholders	$5,063		$6,662

Net income per common share:
Basic	$0.98		$1.30
Diluted	$0.97		$1.27

Weighted average shares used to compute net income per common share:
Basic	5,155		5,137
Diluted	5,199		5,232

Dividends declared per common share	$0.28		$0.28